DatChat Announces Strategic Alliance with House of Kibaa for Metaverse Integration

DatChat to Integrate VenVūū NFT Monetization Platform into the House of Kibaa Project Origin
Metaverse Platform

NEW BRUNSWICK, N.J., April 26, 2022 — DatChat, Inc. (“DatChat” or the “Company”) (Nasdaq: DATS), a blockchain-enabled cybersecurity, metaverse advertising platform and social media company, today announced that it has entered into a strategic alliance (“the Alliance”) with House of Kibba (“HoK”) to integrate its NFT monetization platform into HoK’s Project Origin metaverse. HoK is the flagship studio of Looking Glass Labs Ltd. (NEO: NFTX), which is a Web3 platform specializing in non-fungible token architecture, immersive metaverse environments, play-to-earn tokenization and virtual asset royalty streams.

The Alliance establishes a working relationship between DatChat’s VenVūū platform and HoK’s Project Origin metaverse. The primary objective of the Alliance is to integrate the VenVūū NFT monetization platform into HoK’s hyper realistic digital environment. Additionally, both entities are expected to mutually benefit from the cross-promotion of each other’s platforms and products.

“The Alliance enables us to market and perform certain complimentary business activities together and seamlessly integrate the VenVūū NFT monetization platform into Project Origin. I expect this to strengthen DatChat’s VenVūū presence as a leading NFT monetization platform while allowing HoK to leverage VenVūū to create further asset opportunities for content creators,” said DatChat’s CEO, Darin Myman.

“I would like to thank DatChat for crystalizing the Alliance with HoK. I look forward to our teams working together to develop better outcomes for content creators and the metaverse community at large. It is imperative at these early stages to keep adding value to the metaverse experience for our trusting community members and I feel that this Alliance with DatChat has the strong potential to do exactly that,” added Jason Nguyen, Chief Executive Officer of HoK.

To learn more, visit VenVūū.io.

About DatChat, Inc.

DatChat Inc. is a blockchain-enabled cybersecurity, metaverse advertising platform and social media Company. DatChat’s Messenger & Private Social Network via application presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. The Company’s patented technology offers users a traditional texting experience while providing control and security for their messages. The Company continues to innovate and implement strategic initiatives to increase the adoption of blockchain technology and advance its Social Network+ and Metaverse initiatives. For more information, please visit datchat.com.

About House of Kibaa

House of Kibaa (“HoK”) is the flagship studio of Looking Glass Labs (NEO: NFTX), a Vancouver, British Columbia-headquartered Web3 platform specializing in non-fungible token architecture, immersive metaverse environments, play-to-earn tokenization and virtual asset royalty streams. HoK enables users to express their own individual styles within the blockchain via an array of utilities throughout the metaverse.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts:
Investor Relations contact:
Alex Thompson
Gateway Group, Inc.
(949) 574-3860
DATS@gatewayir.com

Press contact:
Zach Kadletz
Gateway Group, Inc.
(949) 574-3860
DATS@gatewayir.com